UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 1030, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 907-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2017, the Company entered into an Employment Agreement with Timothy Boris (the “Boris Employment Agreement”) pursuant to which Mr. Boris was appointed General Counsel and Chief Operating Officer of the Company. The Boris Employment Agreement is for an initial term of two years, subject to extension as provided therein. Mr. Boris is to receive a base salary at an annual rate of $240,000 with at least annual review and base salary increases as approved by the Board of Directors. He will have the opportunity to earn a bonus with respect to each year during his employment based upon achievement of performance objectives set by the Board of Directors with a target bonus opportunity up to 50% of base salary for each year. He will also receive an initial grant of options to purchase 500,000 shares of restricted common stock with an exercise price of $0.03 per share which will vest over two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: April 4, 2017
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer